Exhibit 3.9
CENTURY PROPERTIES FUND XVII
AMENDMENT TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
     This AMENDMENT (this “Amendment”) dated as of April 12, 2005, to the AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Partnership Agreement”) of CENTURY PROPERTIES FUND XVII, a California limited partnership (the “Partnership”), is entered into by the undersigned.
WITNESSETH:
     WHEREAS, pursuant to Section 16.2.5 of the Partnership Agreement, Limited Partners who own more than 50% of the Total Outstanding Units have consented in writing to this Amendment to the Partnership Agreement; and
     WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;
     NOW, THEREFORE, the parties agree as follows:
     1. Section 4.3 of the Partnership Agreement is hereby amended to read in its entirety as follows:
“The Partnership will commence, on the date of filing of the certificate of limited partnership for the Partnership and will continue until December 31, 2021, unless previously terminated in accordance with the provisions of this Partnership Agreement.”
     2. Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.
     3. This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of California.
     4. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.

General Partner Fox Partners
By:	Fox Capital Management Corporation, its Managing General Partner

By:	/s/ Martha L. Long
	Name:	Martha L. Long
	Title:	Senior Vice President

Limited Partners
By:	Fox Partners, as attorney-in fact pursuant to the power of attorney provided in Section 20 of the Partnership Agreement

By:	Fox Capital Management Corporation, its Managing General Partner

By:	/s/ Martha L. Long
	Name:	Martha L. Long
	Title:	Senior Vice President